1st Quarter 2024 May 9th, 2024 Earnings Presentation

Company Overview

ACIC is a specialty underwriter of catastrophe exposed property insurance.

American Coastal Insurance Corp. (Nasdaq: ACIC) is the insurance holding company for two P&C carriers: **American Coastal Insurance Company** (AmCoastal) and **Interboro Insurance Company** (IIC) [1] along with other operating affiliates.

AmCoastal has the **#1 market share of commercial residential** property insurance (commercial lines) **in Florida** with roughly 4,100 policies and $652 million of premium in-force.

IIC's homeowners & fire insurance products (personal lines) are written exclusively **in New York** with approximately 18,640 policies and $36 million of premium in-force. [1]

ACIC as of March 31, 2024	
Total Assets:	$1.08 billion
Total Equity:	$204 million
Annualized Revenue:	$293 million
Employees:	70
Headquarters:	St. Petersburg, FL
Credit Rating:	BB+ (Kroll)

Specialty Commercial Property	***Specialty Homeowners [1]***
AmCoastal	INTERBORO INSURANCE

[1] *ACIC previously disclosed its strategic intent to divest of IIC and exit personal lines.*

American Coastal INSURANCE CORPORATION

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3 Executive Summary • Q1-24 Results • Non-GAAP Core Income of $24.3m ($0.50) decreased -$6.4m (-20.9%) from $30.7m ($0.70) y/y on higher ceded earned premiums resulting from the 40% gross CAT quota share effective 6.1.2023. • Gross premiums earned grew $24.3m (+17%) to $168.8m y/y due to improving rate adequacy and valuation in all lines. • Our combined ratio of 58.3% improved 4 points from 62.3% in the same period last year. • PL combined ratio improved over 32 points y/y and earned a pre-tax profit of $1.1m • Current year net catastrophe losses of $0.8m was partially offset by $0.4m of favorable prior year reserve development. • Stockholders’ equity attributable to ACIC, increased to $204.0m or $4.27 per share and $4.63 per share excluding unrealized losses in accumulated other comprehensive income. • Other Highlights • Issued a new $200 million catastrophe bond (Armor Re II) at 10.25% (25bp below guidance & upsized from $150 million) in April 2024. • Nearing completion for the 6/1 catastrophe reinsurance renewals with firm order terms (FOTs) released on May 1, 2024. • Made significant progress on divesting Interboro Insurance Company with definitive agreements nearly complete.

4 1Q-24 Summary of Key Results Combined ratio improved 4 points, but core income declined -$6.4m ($0.20) due to reinsurance costs. $ in thousands, except per share amounts Q1-24 Q1-23 Change Net income (loss) 23,599$ 267,280$ n/m per diluted share (EPS) 0.48$ 6.14$ Reconciliation to core income (loss), net of tax: Investment gains (losses) (39)$ 309$ Amortization of intangible assets (641)$ (641)$ Gain (loss) from discontinued operations -$ 236,913$ Total adjustments (681)$ 236,581$ Core income (loss) 24,280$ 30,700$ -20.9% per diluted share (CEPS) 0.50$ 0.70$ Net loss & LAE ratio 23.1% 18.9% Net expense ratio 35.2% 43.4% Combined ratio 58.3% 62.3% (4.0) pts Less: Net current year catastrophe loss & LAE 1.1% 3.0% Less: Net (favorable) unfavorable reserve development -0.6% -3.6% Underlying combined ratio 57.8% 63.0% (5.2) pts

1Q-24 Operating Overview

Earnings before income tax were close to last year even with the significant change in ceded premium.

$ in millions	Q1-24	Q1-23	Change	% Chg
Gross Premiums Earned	$ 168.8	$ 144.5	24.3	16.8%
Ceded Premiums Earned	(100.1)	(57.2)	(42.9)	75.0%
Net Premiums Earned	68.7	87.3	(18.6)	-21.3%
Investment & Other Income	4.5	2.5	2.0	80.0%
Unrealized G(L) on Equities	(0.0)	0.5	(0.5)	-100.0%
Total Revenue	**73.2**	**90.3**	**(17.1)**	-18.9%
Underlying Loss & LAE	15.6	17.0	(1.4)	-8.2%
Current year CAT Loss & LAE	0.8	2.6	(1.8)	-69.2%
Prior year development (F)/U	(0.4)	(3.2)	2.8	-87.5%
Net Loss & LAE	15.9	16.4	(0.5)	-3.0%
Operating Expense	24.2	37.9	(13.8)	-36.4%
Interest Expense	2.7	2.7	0.0	0.0%
Total Expenses	**42.8**	**57.1**	**(14.3)**	**-25.0%**
Other income (expense)	0.8	0.6	0.2	33.3%
Earnings from continuing operations before tax	**$ 31.2**	**$ 33.8**	**$ (2.6)**	**-7.7%**
Provision (benefit) for income tax	7.6	3.5	4.1	117.1%
Net income from continuing operations	**$ 23.6**	**$ 30.4**	**$ (6.8)**	**-22.4%**
Net Loss Ratio	23.1%	18.9%	4.2 pts	
Net Expense Ratio	35.2%	43.4%	-8.2 pts	
Combined Ratio	**58.3%**	**62.3%**	**-4 pts**	
Less: Current year catastrophe loss & LAE	*1.1%*	*3.0%*	*-1.9 pts*	
Less: Prior year reserve development (F)/U	*-0.6%*	*-3.6%*	*3 pts*	
Underlying Combined Ratio	***57.8%***	***63.0%***	**-5.2 pts**	

40% quota share had a significant impact on net earned premiums and OPEX y/y.

We expect to reduce the external quota share to 20% as of 6/1/24 which will drive revenue growth.

American Coastal INSURANCE CORPORATION™

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1Q-24 Segment Results

Personal lines profitability was a welcome sight in Q1 driven by lower policy acquisition costs.

$ in millions	Three Months Ended Mar 31, 2024			
	CL	PL	Other	Total
Gross Premiums Earned	$ 160.3	$ 8.6	$ -	$ 168.8
Ceded Premiums Earned	(97.6)	(2.5)	-	(100.1)
Net Premiums Earned	62.6	6.1	-	68.7
Investment & other revenue	3.4	0.8	0.3	4.5
Unrealized G(L) on Equities	(0.0)	-	-	(0.0)
Total Revenue	**66.0**	**6.9**	**0.3**	**73.2**
Underlying Loss & LAE	11.5	4.1	-	15.6
Current year CAT Loss & LAE	0.2	0.5	-	0.8
Prior year development	(0.1)	(0.3)	-	(0.4)
Total Loss	11.6	4.3	-	15.9
Operating & Interest Expense	21.7	2.3	3.0	26.9
Total Expenses	**33.3**	**6.6**	**3.0**	**42.8**
Other income (loss)	-	0.8	-	0.8
Income (Loss) before tax	**$ 32.7**	**$ 1.1**	**$ (2.7)**	**31.2**
Income tax expense (benefit)				7.6
Net income (loss) from continuing operations				**23.6**
Net Loss Ratio	18.4%	71.4%		23.1%
Net Expense Ratio	34.6%	36.7%		35.2%
Combined Ratio	**53.0%**	**108.1%**		**58.3%**
CAT Loss	0.3%	8.9%		1.1%
PY Development (F)/U	-0.1%	-6.2%		-0.6%
Underlying Combined Ratio	***52.8%***	***105.4%***		***57.8%***

Interboro was near break-even for Q1, but PL OPEX benefited from the collection of $2.5m of return agent commissions that had a full valuation allowance against the receivable.

Other is mostly the interest expense on our long-term debt.

CL – Commercial lines
PL – Personal lines

American Coastal
INSURANCE CORPORATION™

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7 Balance Sheet Highlights Higher liquidity and stronger capitalization resulted in significant improvements to our leverage ratios. Mar. 31, Dec. 31, Q / Q ($ in thousands, except per share amounts) 2024 2023 % Change Selected Balance Sheet Data Cash & investments 504,456$ 369,023$ 36.7% Accumulated other comprehensive income (loss) $ (17,137) (17,335) $ 1.2% Unpaid loss & LAE reserves 279,556$ 370,221$ -24.5% Reinsurance recoverable 257,090$ 341,102$ -24.6% Net Loss & LAE reserves 22,466$ 29,119$ -22.8% Financial debt 148,771$ 148,688$ 0.1% Stockholders' equity attributable to ACIC 203,992$ 168,765$ 20.9% Total capital 352,763$ 317,453$ 11.1% Leverage Ratios Debt-to-total capital 42.2% 46.8% -10.0% Net premiums earned-to-stockholders' equity (annualized) 134.8% 167.0% -19.3% Per Share Data Common shares outstanding 47,799,465 46,777,006 2.2% Book value per common share 4.27$ 3.61$ 18.3% Underlying book value per common share 4.63$ 3.97$ 16.5% Tangible book value per common share 2.85$ 2.14$ 33.1% Underlying tangible book value per common share 3.21$ 2.50$ 28.4%

AmCoastal Premium and TIV Trends 8 Premiums in-force are up +16% y/y but exposures are down -19% vs. Mar-23 Commercial Lines Premium & Total Insured Value (TIV) In-force Risk/Return profile remains strong

9 Persistently Improving CL Portfolio Market conditions are still very firm and supportive of underwriting requirements.

IIC Renewal Rate Trends 10 Renewal retention was 91.7% in Q1 with a renewal rate change of +11.5%.

Projected 2024-25 CAT Reinsurance Program - AmCoastal

Program Illustration


$1,159.1M
208 YR AIR v10 LT w/DS
160 YR RMS v22 LT w/DS
Armor Re II
CAT Bond
$300M xs $275M
Placed 66.67%
Layer 4
$300M xs $275M
Nil
$918M
130 YR
(50/50 Blend)
$869.7M
$782M
100 YR
(50/50 Blend)
FHCF Layer
90% of
$577M xs $292.7M
Nil
$292.7M
$263.0M
Inuring Layer
$65M xs $198.03M
Nil
$198.0M
Layer 3: $175M xs $100M
(1 Reinstatement)
$100.0M
Layer 2: $80M xs $20M
(1 Reinstatement)
Layer 2b
$65M xs $35M
$35.0M
$20.0M
$10.0M Retention
20% QS
30%
Captive QS

Program Expectations

- Hurricane coverage with no exposure to secondary perils (secondary perils covered by the AOP CAT program placed at 1/1/24).
- Reducing gross CAT quota share from 40% to 20%.
  - Net result is significant total revenue growth partially offset by increases to fixed excess of loss reinsurance costs, net losses, and PAC y/y during the treaty year from 6.1.24 to 5.31.25.
- Captive utilization expected to improve underwriting results and expected returns.
  - Targeting 1st event retention to be less than our expected underwriting profit before CAT losses in a typical quarter.
- Total Open Market occurrence limit of ~$640M, up ~$265M year-over-year.
  - Inclusive of a $65M FORA replacement layer.
  - Secured $200M 3-year CAT Bond; upsized from $150M offering.
  - AIR exhaustion point increasing from 167-YR to 208-YR return period.
- Purchasing on 1@100% with reinstatement premium protection (RPP) or Prepaid basis, dependent on market appetite.
  - Seek to minimize reinstatement premium exposure.

American Coastal
INSURANCE CORPORATION™

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12 Projected 2024-25 CAT Reinsurance Program - IIC Program Illustration Program Expectations • $85M exhaustion point is similar to our expiring program. • However, exposure decreased ~17% y/y. • Targeting retention reduction from $3.0m to $2.5m y/y. • All CAT perils coverage. • NY homeowners’ exposure only. • Seeking RPP coverage on all layers. 100 YR (50/50 Blend)

13 Cautionary Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2022 and 2023 and our Form 10-Q for the periods ending March 31, 2023 (Form 10-Q/A), June 30, 2023, September 30, 2023, and March 31, 2024 including amendments and recast results. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K , Form 10-Q, and Form 10-Q/A for further information regarding these non-GAAP financial measures.